Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Exhibit 4.5
SHAREHOLDERS AGREEMENT
This Shareholders Agreement (this “Agreement”) is made and entered into as of December 11, 2020 by and among:
(1)    Overland ADCT BioPharma (CY) Limited, a company incorporated under the Laws of the Cayman Islands (the “Company”);
(2)    Overland ADCT BioPharma (HK) Limited, a company incorporated under the Laws of Hong Kong (the “HK Company”);
(2)    Overland Pharmaceuticals (CY) Inc., a company incorporated under the Laws of the Cayman Islands, (“Overland”); and
(3)    ADC Therapeutics SA, a company established under the Laws of Switzerland (“ADCT”, together with Overland, the “Investors”, and each an “Investor”).
Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
A.    The Company and the Investors entered into a Share Purchase Agreement dated November 30, 2020 (the “Share Purchase Agreement”), under which, among other things, the Company shall issue and allot certain number of Series A preferred shares of the Company, par value US$0.0001 per share (the “Series A Shares”) to the Investors, at the Closing.
B.    The Share Purchase Agreement provides that this Agreement shall be executed and delivered by the Parties at the Closing.
C.    In connection with the consummation of the transactions contemplated by the Share Purchase Agreement, the Parties desire to enter into this Agreement and the other Transaction Documents for the governance, management and operations of the Company and its Subsidiaries and for the rights and obligations among the Company and the Shareholders.
D.    As of the Closing, each of the Investors holds that number of Series A Shares as is listed opposite their name on Exhibit A hereto.
E.    Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit C.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    INFORMATION RIGHTS; BOARD REPRESENTATION; CEO APPOINTMENT.
1.1.    Information and Inspection Rights.
(a)    Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company shall deliver to each Investor, and each Shareholder agrees to cause the Company to deliver to each Investor:
(i)    within [**] after the end of each fiscal quarter, unaudited quarterly consolidated financial statements and other documents reflecting the business activities and performance (including but not limited to tax filings and management reports) for such quarter and analysis of the business operation of the Group Companies;
(ii)    within [**] days after the end of each fiscal year, unaudited annual consolidated financial statements for such fiscal year of the Group Companies and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget;
(iii)    within [**] days after the end of each fiscal year, audited annual consolidated financial statements of the Group Companies for such fiscal year, audited by the auditor appointed pursuant to Section 7.4(k);
(iv)    no later than [**] days prior to the end of each fiscal year, an annual budget for the succeeding fiscal year;
(v)    any reports publicly filed by the Company with any relevant securities exchange or other Governmental Authority, no later than [**] days after such documents or information is filed by the Company, any reports provided by the Company to any other Shareholder; and
(vi)    promptly upon the written request by any Investor, such other information as it may reasonably request from time to time, including, without limitation, an up-to-date capitalization table, the most recent version of the financing agreements, other documents relating to subsequent financing and a copy of the official then effective memorandum and articles of association or other constitutional documents of the Group Companies.
In addition, the Company shall provide to each Investor such information and financial statements of the Group Companies and provide access to

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

personnel reasonably requested by such Investor in order for it to timely comply with applicable disclosure and financial, tax and regulatory reporting requirements under Sarbanes-Oxley Act, rules of the New York Stock Exchange or other applicable Law. The rights set forth in this Section 1.1(a) shall be collectively referred to as the “Information Rights”.
All financial statements to be provided pursuant to this Section 1.1(a) shall be in English and shall include an income statement, a balance sheet, a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with (A) in the case of the Company and the Group Companies outside of the PRC, each Accounting Standard that is required by any Investor, and (B) in the case of the Group Companies established in the PRC, PRC Generally Accepted Accounting Principles.
(b)    Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, each Investor shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel, financial advisors, and investment bankers (the “Inspection Rights”).
(c)    Notwithstanding anything to the contrary in this Agreement, if the Board reasonably determines in good faith that provision of any information to any Investor pursuant to this Section 1.1 would include competitively sensitive information, the provision of which would impair the legitimate interests of the Company, the Company may withhold provision of such information.
1.2.    Board of Directors. The board of directors of the Company (the “Board”) shall consist of up to five (5) members (each, a “Director”). The Directors shall be appointed as follows:
(a)    Overland shall be entitled to appoint and remove two (2) Directors, for so long as Overland continues to beneficially own any Share (each such Director appointed by Overland, an “Overland Director”, and collectively, the “Overland Directors”);
(b)    ADCT shall be entitled to appoint and remove two (2) Directors, for so long as ADCT continues to beneficially own any Share (each such Director appointed by ADCT, an “ADCT Director,” and collectively, the “ADCT Directors,” together with the Overland Directors, the “Investor Directors”); and

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(c)    the Person then serving as the chief executive officer of the Company (the “CEO”) shall be appointed as a Director of the Company (the “CEO Director”), the seat of which shall be vacant until the CEO is duly appointed pursuant to Section 1.9.
Each Director shall have one vote and no Director shall have a casting vote in the case of a tie.
1.3.    Removal of Directors.
(a)    Notwithstanding any other provisions of this Agreement, a Person will be automatically removed as and cease to be a Director if the Person is, or becomes, ineligible to be a Director under any applicable Law.
(b)    Notwithstanding any other provision of this Agreement, an Investor Director will be automatically removed and cease to be a Director if the Investor (and its Permitted Transferees, if any) that appointed such Investor Director ceases to hold any Shares.
(c)    Subject to Sections 1.3(a) and 1.3(b):
(i)    only Overland may remove an Overland Director appointed pursuant to Section 1.2(a); and
(ii)    only ADCT may remove an ADCT Director appointed pursuant to Section 1.2(b);
and no Shareholder may exercise any vote or other power to remove any Director appointed by another Shareholder or to remove the CEO Director unless pursuant to Section 1.3(d).
(d)    Notwithstanding any other provision of this Agreement, if for any reason the incumbent CEO Director shall cease to serve as the CEO, each of the Shareholders shall promptly vote their respective Shares (i) to remove the incumbent CEO Director from the Board if such Person has not resigned as a member of the Board; and (ii) to elect the CEO newly appointed pursuant to Section 1.9 as the new CEO Director.
(e)    If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Person or Persons entitled to designate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 1.2, shall have the exclusive right to designate another individual to fill such vacancy and serve as a Director.
1.4.    Meetings. The Board shall hold a regularly scheduled meeting at least once every calendar quarter. The Company agrees to give each Director (by e-mail or

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

otherwise) notice and the agenda for each meeting of the Board or any committee thereof at least [**] Business Days prior to such meeting, or such shorter period as approved by all of the Directors (in writing or at such meeting).
1.5.    Action by and Powers of the Board.
(a)    A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in Person or by alternate such number of Directors not less than a majority of the Directors then in office, which Directors in each case shall include at least one (1) Overland Director (if any) and one (1) ADCT Director (if any). In the event that no quorum is present within 30 minutes of the time appointed for the meeting, such meeting will stand adjourned to the same day (unless otherwise notified) at the same time and place in the following week, and a quorum at such adjourned meeting shall consist of at least a majority of the Directors then in office.
(b)    Subject to Article 7, all actions of the Board shall require (i) the affirmative vote of at least a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present; or (ii) the unanimous written consent of all Directors; provided that, if there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.
1.6.    Committees of the Board. The Board may establish committees as it may determine from time to time. Each Investor Director shall be entitled to serve on each of these committees, and the size of each committee shall not exceed the size of the Board. All policies and procedures applicable to the Board (including those provided herein) shall be applicable to these committees, mutatis mutandis.
1.7.    Out-of-pocket Expenses. The Company shall reimburse the Directors in respect of all expenses reasonably incurred by them in connection with the proper performance of their duties as a Director but no Director will be entitled to any fee for acting in such office. The Company shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof.
1.8.    Board of Directors of Subsidiaries. The size and composition of the board of directors of each Subsidiary shall mirror the Board to the maximum extent permitted under the applicable Laws. The Investors’ right to appoint and remove Directors pursuant to Sections 1.2 and 1.3 shall apply, mutatis mutandis, to the board of directors of each Subsidiary.
1.9.    Chief Executive Officer. The CEO shall be jointly appointed, removed and replaced by Overland and ADCT, for so long as each of Overland and ADCT continues to beneficially own any Share; provided that Overland and ADCT shall

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

use their commercially reasonable efforts to jointly appoint the initial CEO within twelve (12) months (which period may be extended if the Investors shall mutually agree in writing) after the Closing; provided further that, in the event that Overland and ADCT cannot agree on selection of the initial CEO within twelve (12) months after the Closing or such extended period mutually agreed in writing by the Investors and do not mutually agree in writing to further extend such period to jointly appoint the initial CEO, [**]. Each Shareholder and the Group Companies shall take any and all action necessary for the appointment, removal and replacement of the CEO pursuant to this Section 1.9 and the discharge of the CEO’s responsibilities.
1.10.    Voting Agreement. Each Shareholder agrees that it shall vote all of its Shares (or execute proxies or written consents, as the case may be) in such manner that gives effect to the provisions of this Agreement, including without limitation to cause the Board to be constituted in accordance with Section 1.2.
1.11.    Termination. The provisions set forth under this Article 1 shall terminate immediately prior to the consummation of a Qualified IPO.
2.    REGISTRATION RIGHTS.
2.1.    Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s Securities in any other jurisdiction in which the Company undertakes to publicly offer or list such Securities for trading on a recognized securities exchange.
2.2.    Definitions. For purposes of this Article 2:
(a)    Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act of 1933, as amended (the “Securities Act”).
(b)    Registrable Securities. The term “Registrable Securities” shall mean (i) any Ordinary Shares issued or to be issued pursuant to conversion of Series A Shares, (ii) any Ordinary Shares, or any Ordinary Shares issued or issuable upon conversion or exercise of any warrant, right or other securities of the Company, owned or hereafter acquired by the Investors, and (iii) Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clauses (i) and (ii) of this Section 2.2(b). Notwithstanding the foregoing, “Registrable Securities” shall

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

exclude any Registrable Securities sold by a Person in a transaction in which rights under this Article 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.
(c)    Registrable Securities Then Outstanding. The number of shares of “Registrable Securities Then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Series A Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.
(d)    Holder. For purposes of this Article 2, the term “Holder” shall mean any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Article 2 have been duly assigned in accordance with this Agreement.
(e)    Form F-3/S-3. The term “Form F-3/S-3” shall mean such respective form promulgated under the Securities Act (including Form F-3 or Form S-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(f)    SEC. The term “SEC” shall mean the U.S. Securities and Exchange Commission.
(g)    Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for all the Holders, “blue sky” fees and expenses, fees and expenses charged by the share registrar and depository agent and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).
(h)    Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(i)    Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.
(j)    For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. Law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and Laws of and equivalent government authority in the applicable non-U.S. jurisdiction.
2.3.    Demand Registration.
(a)    Request by Holders. If the Company shall, at any time after the earlier of (i) five (5) years after the Closing or (ii) six (6) months following the taking effect of a registration statement for the initial public offering of the Securities of the Company, receive a written request from the Holders of at least [**] of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act (other than Form F-3/S-3) covering any Registrable Securities of such Holders pursuant to this Section 2.3 with the anticipated gross proceeds from the offering greater than [**], then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3. The Company shall be obligated to effect no more than three (3) registrations pursuant to this Section 2.3 that have been declared and ordered effective; provided, however, that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration, such registration shall not be deemed to constitute a demand registration pursuant to this Section 2.3.
(b)    Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of Securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other Securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least [**] of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
(c)    Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than [**] days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

such [**] day period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.
(d)    Other Securities Laws in Demand Registration. In the event of any registration pursuant to this Section 2.3, the Company shall register and qualify the Securities covered by the registration statement under the securities Laws of any other jurisdictions outside of the United States or in Hong Kong or elsewhere as shall be appropriate for the distribution of the Securities; provided, however, that (i) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the Securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the Securities be borne by selling Shareholders, the expenses shall be payable pro rata by the selling Shareholders.
2.4.    Piggyback Registrations.
(a)    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Securities of the Company (including, but not limited to, registration statements relating to secondary offerings of Securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its Securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(b)    Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other Securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below [**] of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
(c)    Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.
2.5.    Form F-3/S-3. At any time when it is eligible to use a Form F-3/S-3, if the Company shall receive from the Holders of at least [**] of the Registrable

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Securities Then Outstanding a written request or requests that the Company effect a registration on Form F-3/S-3 (or any comparable form for registration in a jurisdiction other than the United States) with anticipated gross proceeds from the offering greater than [**] and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:
(a)    Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and
(b)    Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:
(i)    if the Company shall furnish to the Holders a certificate signed by the President or CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3/S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3/S-3 registration statement no more than once during any twelve (12) month period for a period of not more than [**] days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such [**] day period. A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected;
(ii)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3/S-3;
(iii)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or
(iv)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
Subject to the foregoing, the Company shall file a Form F-3/S-3 registration statement covering the Registrable Securities and other Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.
(c)    Not Demand Registration. Form F-3/S-3 registrations shall not be deemed to be demand registrations as described in Section 2.3. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.
(d)    Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.
2.6.    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the number of Registrable Securities registered on such Holder’s behalf) of all Selling Expenses in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities Then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Company shall pay for any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

2.7.    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3/S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3/S-3 which are intended to be offered on a continuous or delayed basis, if necessary, the Company shall keep the registration statement effective until all such Registrable Securities are sold.
(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement.
(c)    Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
(d)    Blue Sky. Use its best efforts to register and qualify the Securities covered by such registration statement under such other Securities or “blue sky” Laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
(e)    Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(f)    Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(g)    Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Securities are being sold through underwriters, or, if such Securities are not being sold through underwriters, on the date that the registration statement with respect to such Securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
2.8.    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Securities as shall be required to timely effect the Registration of their Registrable Securities.
2.9.    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:
(a)    By the Company. To the extent permitted by the applicable Law and the Memorandum and Articles, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
(i)    any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
(ii)    the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii)    any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities Laws, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities Laws in connection with the offering covered by such registration statement;
and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.
(b)    By Selling Holders. To the extent permitted by applicable Law, each selling Holder, severally but not jointly, will, if Registrable Securities held by Holder are included in the Securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Company within the meaning of the Securities Act, any underwriter and any other Holder selling Securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder, severally but not jointly, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) together with any amount contributed pursuant to Section 2.9(d) below exceed the net proceeds (net of any Selling Expenses paid by such Holder) received by such Holder in the registered offering out of which the applicable Violation arises, except in the case of willful misconduct or fraud by such Holder.
(c)    Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.
(d)    Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such losses, claims, damages or liabilities, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement less any amount paid pursuant to Section 2.9(b); and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)    Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
2.10.    No Registration Rights to Third Parties. Without the prior written consent of the holders of at least [**] of the Registrable Securities Then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3/S-3 registration rights described in this Article 2, or otherwise) relating to any Securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities. In any event and without limiting the foregoing, if the Company grants to any holder of the Company’s Securities any registration right of any nature that are superior to the Holders, as determined in good faith by the Board (including consent of all Investor Directors), the Company shall grant such superior registration right to the Holders as well.
2.11.    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3/S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:
(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the general public;
(b)    File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
(c)    So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose Securities may be resold pursuant to Form F-3/S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

request in availing itself of any rule or regulation of the SEC that permits the selling of any such Securities without registration or pursuant to Form F-3/S-3.
2.12.    Market Stand-Off. Each Holder agrees that, so long as it holds any voting Securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s Securities, it will not sell or otherwise transfer or dispose of any Securities of the Company held immediately before the effective date of the registration statement for such offering (other than those permitted to be included in the registration and other transfers to its Affiliates permitted by Law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any Securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers and directors of the Group Companies and all Shareholders owning one percent (1%) or more of the Company’s outstanding share capital are subject to the same restrictions, and if the Company or any underwriter releases any officer or director of any Group Companies or any Shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s Securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.
2.13.    Assignment. Notwithstanding anything in this Agreement to the contrary, the rights of the Holders set forth in this Article 2 may be assigned, in whole or in part in case of a partial transfer of Registrable Securities (but only with related obligations, if any), to any Holder or to any Person acquiring any Registrable Securities; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the Securities of the Company as to which the rights in question are being assigned; provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Article 2. For the avoidance of doubt, no such proposed transfer shall be effective unless the prospective purchaser shall have become a party to this Agreement and agreed to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder by executing a Joinder Agreement in the form attached hereto as Exhibit B.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

2.14.    Termination. The registration rights with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4, or 2.5 shall terminate upon the earliest to occur of (i) such time as, in the opinion of the counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act or other equivalent exemptions in jurisdictions other than the United States without any volume limitations thereunder; (ii) the fifth (5th) anniversary of the Qualified IPO; and (iii) the termination, liquidation or dissolution of the Company.
2.15.    Participation in Public Offering. Notwithstanding anything in this Agreement to the contrary, each Investor shall have the right (but not the obligation) to subscribe for, be allotted and issued, and otherwise participate in any potential public offering of the Company’s Ordinary Shares on a pro rata basis according to its shareholding percentage in the Company.
3.    RIGHT OF PARTICIPATION.
3.1.    General. Each holder of Series A Shares, including each holder of Series A Shares to which rights under this Article 3 have been duly assigned in accordance with Article 5 (hereinafter referred to as a “Participation Rights Holder”), shall have the preemptive right pursuant to this Article 3 to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement pursuant to this Article 3 (the “Right of Participation”).
3.2.    Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) held by all of the Participation Rights Holders immediately prior to the issuance of the New Securities giving rise to the Right of Participation.
3.3.    New Securities. “New Securities” shall mean any Securities of the Company, other than the following Securities:
(a)    any Securities issued or issuable to employees, officers, Directors, contractors, advisors or consultants of the Company pursuant to grants of share incentive awards approved by the Investors under the ESOP approved by the Board (including the affirmative vote of at least one (1) Overland Director (if any) and one (1) ADCT Director (if any));
(b)    any Series A Shares issued under the Share Purchase Agreement and any Securities issued upon conversion of the Series A Shares;

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(c)    any Securities issued as a dividend or distribution for which the Series A Shares participate on a pro rata basis;
(d)    any Securities issued in connection with any share split, share dividend, recapitalization or other similar event, in each case approved by the Board (including the affirmative votes of at least one (1) Overland Director (if any) and one (1) ADCT Director (if any)), in which all Participation Rights Holders are entitled to participate on a pro rata basis;
(e)    any Securities issued upon the exercise, conversion or exchange of any outstanding Securities if such outstanding Securities constitute New Securities;
(f)    any Securities issued pursuant to bona fide transactions with commercial lenders or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved by the Board (including the affirmative votes of at least one (1) Overland Director (if any) and one (1) ADCT Director (if any)); and
(g)    any Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with this Agreement and the Memorandum and Articles.
3.4.    Procedures.
(a)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so respond in writing within such twenty (20) Business Day period, then such Participation

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.
(b)    Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to the other Participation Rights Holders who exercised in full their Right of Participation (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have ten (10) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the Oversubscription Participants.
(c)    Each Participation Rights Holder who exercises its Right of Participation hereunder by delivering aforesaid notices in Sections 3.4(a) and (b) shall be obligated to buy such number of New Securities in accordance with the terms of this Section 3.4 and the Company shall so notify such Participation Rights Holders within ten (10) Business Days following the date of the Second Participation Notice. The transaction in connection with the New Securities shall be consummated within forty-five (45) days after the expiration of the First Participation Period, or if applicable, the Second Participation Period.
3.5.    Failure to Exercise. Upon the expiration of the Second Participation Period, the Company shall have ninety days (90) days thereafter to sell the New Securities described in the First Participation Notice with respect to which the Rights of Participation hereunder were not exercised at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice; provided, that the prospective purchaser of such New Securities shall not be a Competitor or a Person acting on behalf of a Competitor and shall comply with this Agreement and the Memorandum and

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Articles, as maybe amended from time to time. In respect of any issuance of Securities to any Person that is not a party to this Agreement, the Company shall procure that, prior to the issuance, such Person executes a Joinder Agreement in the form attached hereto as Exhibit B agreeing to be bound by this Agreement and the Memorandum and Articles. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article 3.
3.6.    Termination. The provisions set forth under this Article 3 shall terminate immediately prior to the consummation of a Qualified IPO.
4.    TRANSFER RESTRICTIONS.
4.1.    Certain Definitions. For purposes of this Article 4, “Transfer” of any Securities or any other securities of any Group Company means any direct or indirect sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, through one or a series of transactions, such Securities or other securities of any Group Company or any participation or interest in any of the foregoing.
4.2.    Transfer Restrictions. Except as provided in Section 4.6, no Shareholder may, without the prior written approval of each non-Transferring Investor, Transfer any Securities of the Company (i) to any Person before the [**] anniversary of the Closing, or (ii) to any Person which directly or indirectly Controls or engages in a Competing Business (a “Competitor”) or any Person that acts on behalf of a Competitor.
4.3.    Right of First Refusal. Subject to Section 4.2 and Section 4.6, if any Shareholder (a “Selling Shareholder”) proposes to Transfer any Shares held by it to any third party, then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each non-Transferring Investor (each, a “Non-Selling Investor”) prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Selling Investor(s) may exercise their right of first refusal with respect to the Offered Shares as follows:
(a)    Option of the Non-Selling Investor(s). Each Non-Selling Investor shall have an option, for a period of twenty (20) Business Days from receipt of the Transfer Notice (the “Exercise Period”) to elect to purchase all (but not less than all) the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Selling Shareholder and the Company in writing specifying the Offered Shares that such Non-Selling Investor wishes to purchase

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

before expiration of the Exercise Period; provided, that if there are more than one Non-Selling Investors desiring to exercise their rights of first refusal, the number of Offered Shares that each Non-Selling Investor may purchase shall not exceed the amount equivalent to the product obtained by multiplying the aggregate number of Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Non-Selling Investor at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all Non-Selling Investors at the time of the transaction.
(b)    Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the Non-Selling Investor(s) exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as determined by the Board in good faith (including the affirmative votes of at least one (1) Overland Director and one (1) ADCT Director) or by a third party appraisal institution engaged by the Board (including the affirmative votes of at least one (1) Overland Director and one (1) ADCT Director), which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Investor(s), absent fraud or error. The transaction shall be closed within forty-five (45) Business Days following the date of the Transfer Notice (the “ROFR Closing Period”); provided, that such ROFR Closing Period shall be extended until such time that the requisite Consents of the applicable Government Authorities has been obtained, and the payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder. Upon closing of the transaction, the Selling Shareholder shall promptly deliver to each Non-Selling Investor exercising its right of first refusal for Transfer to such Non-Selling Investor one or more certificates, properly endorsed for Transfer, together with an executed instrument of transfer, which represent the total number of Shares which the Selling Shareholder shall Transfer to such Non-Selling Investor pursuant to this Section 4.3.
(c)    If any Non-Selling Investor has not elected to purchase the Offered Shares in the manner and after following the procedures set forth in this Section 4.3, then the Transfer of the Offered Shares will also be subject to the co-sale rights set forth in Section 4.4.
4.4.    Co-Sale Right.
(a)    Co-Sale Right of Non-Selling Investor(s). Subject to Section 4.2, in the event that any Non-Selling Investor has not exercised its right of first

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

refusal with respect to the Offered Shares pursuant to Section 4.3(b), then each such Non-Selling Investor (each, a “Co-Sale Holder”) shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Selling Shareholder, the Company and the other Non-Selling Investor(s) within the same twenty (20) Business Day Exercise Period in Section 4.3(a) specifying that it wishes to include in such Transfer its Co-Sale Shares on the same material terms and conditions as set forth in the Transfer Notice; provided, however, that no Co-Sale Holder shall be obligated in connection with such Transfer (x) to pay any amount with respect to any liabilities arising from the representations and warranties severally made by it in excess of its share of the total consideration paid by the prospective purchaser or (y) to make any representations or warranties concerning the business or assets of any Group Company. “Co-Sale Shares” means the number of Ordinary Shares (calculated on an as-converted basis) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed such Co-Sale Holder’s pro rata share as determined under Section 4.4(b). To the extent one or more of the Co-Sale Holder(s) exercise their Co-Sale Rights in accordance with the terms and conditions set forth herein, if the prospective purchaser is unwilling to purchase all of the Offered Shares and Co-Sale Shares, the number of Shares that the Selling Shareholder and each Co-Sale Holder may sell in the transaction shall be correspondingly on a pro rata basis reduced such that the aggregate number of Shares Transferred shall not exceed the total number of Shares that the prospective purchaser is willing to purchase.
(b)    Pro Rata Share. Each Co-Sale Holder’s pro rata share, for the purpose of this Section 4.4, is equal to the product obtained by multiplying (x) the aggregate number of Ordinary Shares (on an as-converted basis) held by such Co-Sale Holder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) constituting the Offered Shares and the denominator of which is the aggregate number of the Ordinary Shares (on an as-converted basis) owned by the Selling Shareholder.
(c)    Transferred Shares. Each Co-Sale Holder who has exercised its Co-Sale Right shall promptly deliver to the Selling Shareholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for Transfer, together with an executed instrument of transfer, which represent the total number of Shares which such Co-Sale Holder wishes to include in such Transfer pursuant to this Section 4.4.
(d)    Payment to Co-Sale Holder(s). The completion of the sale of Shares by the Selling Shareholder and the Co-Sale Holder(s) shall take place at the same time, including payment of the purchase price. To the extent that

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

any prospective purchaser prohibits such assignment or otherwise refuses to purchase any Shares from a Co-Sale Holder exercising its Co-Sale Right, the Selling Shareholder shall not Transfer to such prospective purchaser any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase from such Co-Sale Holder the Shares that it would otherwise sell to the prospective purchaser pursuant to this Section 4.4.
4.5.    Right to Transfer. To the extent the Non-Selling Investors do not elect to purchase any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice, conclude a Transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the Non-Selling Investors, which in each case shall be on substantially the same material terms and conditions as those described in the Transfer Notice and subject to the right of the Co-Sale Holder(s) to participate in the Transfer pursuant to Section 4.4. In the event the Selling Shareholder does not consummate the sale of such Offered Shares within ninety (90) days in accordance with this Section 4.5, the rights of the Non-Selling Investor(s) under Sections 4.3 and 4.4 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Selling Shareholder until such rights lapse in accordance with the terms of this Agreement. The Selling Shareholders shall cause any prospective purchaser of such Shares to execute a Joinder Agreement in the form attached hereto as Exhibit B agreeing to be bound by this Agreement and the Memorandum and Articles immediately prior to such Transfer. Any proposed Transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Non-Selling Investor(s) and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.3 and 4.4.
4.6.    Exceptions to Transfer Restriction, ROFR and Co-Sale. Notwithstanding anything to the contrary contained herein, the transfer restrictions set forth in Section 4.2 and the right of first refusal and co-sale rights of the Non-Selling Investors as set forth in Sections 4.3 and 4.4 shall not apply to (i) any sale or Transfer of Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination (either voluntary or involuntary) of employment or consulting relationship; (ii) any Transfer by a Shareholder of its Shares to its Affiliates (in the case of Overland, only to the wholly owned Affiliates of Overland); and (iii) any pledge of the Shares by ADCT to secure its obligations under any outstanding indebtedness of ADCT as of the date of this Agreement (which, for the avoidance of doubt, shall include any pledge of the Shares held by ADCT to Deerfield Partners, L.P., as agent for itself and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Deerfield”) as security for the obligations under the

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Facility Agreement by and among ADCT, Deerfield, and other parties thereto dated April 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”) and the exercise of the rights of the Secured Parties pursuant to the Facility Documents in respect of such Shares) (each transferee pursuant to the foregoing subsections (i) or (ii) or (iii), a “Permitted Transferee”); provided, that, (A) in the case of (ii), adequate documentation therefor is provided to the Non-Selling Investor(s) and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor by executing a Joinder Agreement in the form attached hereto as Exhibit B; (B) in the case of (ii), such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder; and (C) in the case of (iii), Overland agrees that it shall take such actions as reasonably requested by ADCT to facilitate the pledge of such Shares to Deerfield pursuant to the terms of the Facility Documents.
4.7.    Joinder Agreement. In respect of any Transfer by any Shareholder of all or any part of its Shares to any Person (except those Transfers as described in subsections (i) and (iii) in Section 4.6), the Transferring Shareholder shall procure that, prior to the Transfer, such Person executes a Joinder Agreement in the form attached hereto as Exhibit B agreeing to be bound by this Agreement and the Memorandum and Articles.
4.8.    Legend.
(a)    Each certificate representing the Shares shall be endorsed with the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT AND THE MEMORANDUM AND ARTICLES OF ASSOCIATION, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
(b)    Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 4.8(a) to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Article 4.
4.9.    Indirect Transfer.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(a)    The Parties agree that the transfer restrictions set out in this Article 4 shall not be avoided by the holding of any Securities of the Company indirectly through a company or other entity that can itself be sold in whole or in part in order to dispose of such Securities, free of such restrictions. Any Transfer, directly or indirectly, of shares or other Securities of a Shareholder or of any company (or other entity) having Control over that Shareholder, which Shareholder, company or entity has assets consisting all or substantially all of, directly or indirectly held, Securities of the Company shall be, notwithstanding anything to the contrary in this Agreement, treated as a Transfer of the Securities of the Company held by that Shareholder, and the provisions of this Agreement that apply in respect of the Transfer of Securities the Company shall apply to the Securities of the Company that are indirectly subject to such Transfer (and not, for the avoidance of doubt, to the Securities in the Shareholder or entity which Controls the Shareholder). Notwithstanding anything to the contrary in this Agreement, a Transfer of the Securities of the Company shall not be deemed to have occurred solely by virtue of any direct or indirect transfer of any shares or other Securities of ADCT by a shareholder of ADCT or any direct or indirect holder of shares or other Securities of such shareholder of ADCT.
(b)    Notwithstanding anything to the contrary in this Agreement, the transfer restrictions set out in this Article 4 shall not apply to (i) any Transfer resulting from a Trade Sale of Overland that does not involve a Competitor, and (ii) any Transfer resulting from a Trade Sale of ADCT.
4.10.    Prohibited Transfer Void. Any attempt by a Party to sell or Transfer any Securities of the Company in violation of this Article 4 shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Securities without the written consent of each non-Transferring Investor.
4.11.    Term. The provisions under this Article 4 shall terminate immediately prior to the consummation of a Qualified IPO.
5.    ASSIGNMENT AND AMENDMENT.
5.1.    Assignment and Amendment. Notwithstanding anything herein to the contrary:
(a)    Information Rights; Registration Rights. The Information Rights and Inspection Rights under Section 1.1 may be assigned to any Shareholder in connection with a Transfer of Shares, and the registration rights of the Holders under Article 2 may be assigned to any Holder or to any Person acquiring Registrable Securities, in each case, in accordance with the terms of this Agreement; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

written notice by the assigning Party, stating the name and address of the assignee and identifying the Securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Article 5.
(b)    Appointment Rights. Subject to Section 5.1(d), the right of any Investor to appoint and remove any Investor Director and the CEO (as applicable) under Article 1 shall not be assigned to any other Person.
(c)    Right of Participation. The rights of each Shareholder under Article 3 are fully assignable in connection with a transfer of Shares by such Shareholder in accordance with the terms of this Agreement; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Shareholder, stating the name and address of the assignee and identifying the Securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.
(d)    Assignment by ADCT to Deerfield. Notwithstanding anything to the contrary in this Agreement, none of the provisions in this Agreement shall be construed as preventing the assignment or transfer of ADCT’s rights in this Agreement (or any license or other agreement entered into in connection herewith) to Deerfield in connection with the exercise of its rights under the Facility Documents upon the occurrence and during the continuance of any Event of Default (as defined therein) or the creation of a first-priority Lien on ADCT’s rights in this Agreement (or any license or other agreement entered into in connection herewith) in favor of Deerfield pursuant to the Facility Documents.
5.2.    Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company; and (b) each Investor; provided, however, that an Investor may waive any of its rights hereunder without obtaining the consent of any other Party.
6.    CONFIDENTIALITY AND NONDISCLOSURE.
6.1.    Confidentiality Obligation. Each Party agrees that such Party will, and will cause its Affiliates and Representatives to, keep confidential and will not disclose, divulge, or use for any purpose (i) the existence and content of this Agreement, and (ii) other information of a non-public nature received from any other Party or its Representatives, or prepared by such Party or its Representatives, in connection herewith or therewith, (collectively, the “Confidential Information”);

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

provided that any Party may disclose Confidential Information to the extent that such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.1 by such Party), (b) is or has been independently developed or conceived by such Party or its Representatives without use of the Confidential Information, or (c) is or has been made known or disclosed to such Party by a third party without a breach of any obligation of confidentiality such third party may have to any other Party or its Representatives; provided further that any Party may disclose Confidential Information (i) to its Affiliates, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Party, if such prospective purchaser agrees to be bound by the provisions of this Section 6.1; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Party in the ordinary course of business, provided that such Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by applicable Law, regulation, rule, court order or subpoena (including the rules and regulations of the SEC), provided further that in the case of sub-paragraph (iv), such Party shall, to the extent permitted by applicable Law, promptly notify the other Parties of such disclosure, consult with the other Parties regarding such disclosure, and at the request of any other Party, seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy to minimize the extent of any such required disclosure, and furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, ADCT shall be permitted to disclose such information as required by the rules and regulations of the New York Stock Exchange and the SEC (as determined by ADCT) without being subject to the obligations in the proviso in sub-paragraph (iv) above.
6.2.    Public Announcement. No announcement regarding any of the Confidential Information covered in Section 6.1 in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of all Investors, except as may otherwise be required by applicable Law, regulation, rule, court order or subpoena (including the rules and regulations of New York Stock Exchange and the SEC).
6.3.    Other Information. The provisions of this Article 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

6.4.    Notices. All notices required under this section shall be made pursuant to Section 11.1 of this Agreement.
7.    PROTECTIVE PROVISIONS.
7.1.    Voting Rights. The issued and outstanding Series A Shares shall be voted with the issued and outstanding Ordinary Shares at any annual or extraordinary general meeting of the Company, or the holders of such Series A Shares may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares, upon the following basis: the holders of any Series A Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Series A Shares could be converted at the record date for determination of the Shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited, such votes to be counted together with all other Shares of the Company having general voting power and not counted separately as a class unless otherwise set forth in the Memorandum and Articles.
7.2.    Approval by Shareholders. Subject to Section 7.3, all actions of the Shareholders shall (i) require the affirmative vote of at least a simple majority of the Ordinary Shares (calculated on an as-converted basis) at a duly convened meeting of the Shareholders or (ii) the unanimous written resolution of the Shareholders.
7.3.    Matters Requiring Additional Shareholder Consent. The Company shall not, and shall not permit any other Group Company to, and each Party shall ensure that no Group Company shall, take any of the following actions (including any action by its board of directors, management or committee thereof or any action at a meeting of its shareholders or otherwise) without the prior written approval of Overland, for so long as Overland continues to beneficially own any Share, and ADCT, for so long as ADCT continues to beneficially own any Share:
(a)    any repeal, amendment, modification or change of the memorandum or the articles or other similar constitutive documents of any Group Company;
(b)    any liquidation, dissolution, winding up or reorganization of any Group Company, or any merger, recapitalization, amalgamation, spin-off, consolidation, Trade Sale or similar transaction of any Group Company;
(c)    any amendment, modification or change of any rights, preferences, privileges or powers of, or any restrictions provided for the benefit of, the Series A Shares or any amendment, modification or change of any rights, powers or benefit attached to the Series A Shares or other classes or series of shares having the effect of or resulting in any rights, preferences, privileges or powers of the Series A Shares being prejudiced;

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(d)    any action that authorizes, creates or issues Shares of any class or series, or other Securities of whatever description (except where such issue is pursuant to the ESOP or other incentive scheme and agreements of similar nature duly approved in accordance with this Agreement), or reclassifies or converts any issued or outstanding Shares into Shares having rights, priority or preferences superior to or on a parity with the Series A Shares, whether in terms of voting rights, dividends or amounts payable in the event of any voluntary or involuntary liquidation or distribution of the Company or otherwise, and any action that authorizes, creates or issues Securities of any other Group Company;
(e)    any issue, allotment or grant of any options, warrants or similar rights conferring on any Person the right to acquire any shares, Securities or equity interest in any Group Company (except where such issue, allotment or grant is pursuant to the ESOP or other incentive scheme and agreements of similar nature);
(f)    any increase or decrease in the number of authorized Shares;
(g)    any repurchase or redemption of any shares or other Securities of any Group Company other than repurchases of shares from former employees, officers, directors, consultants or other Persons who performed services for any Group Company in connection with the cessation of such employment or service pursuant to the ESOP at the lower of the fair market value or cost of such shares;
(h)    the declaration or payment of a dividend on any share or other Securities of any Group Company;
(i)    any sale, assignment, grant of exclusive license or sublicense or pledge or encumbrance of intellectual property contributed by ADCT or its Affiliates to any Group Company pursuant to the License Agreement or otherwise to any third party;
(j)    any increase or decrease in the authorized number of members of the board of directors of any Group Company;
(k)    the creation, adoption or material amendment of the ESOP or any other equity incentive plan or equivalent by any Group Company (including setting total amount of options);
(l)    any public offering or listing of any Securities of any Group Company (including determination of its plan and venue);
(m)    any change of or exit from the Principal Business of any Group Company, or entry into any new line of business;

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(n)    any share split, share consolidation or share dividend, reclassification or other form of restructuring of capital of any Group Company;
(o)    the incurrence of any lien or other granting of any security interest on any assets or property of any Group Company exceeding [**] in value, unless previously approved by the Board (including the affirmative vote of at least one (1) Overland Director (if any) and one (1) ADCT Director (if any));
(p)    any decision to dismiss or replace the Compliance Officer, appoint a new Compliance Officer or alter the Compliance Officer’s responsibilities; or
(q)    any agreement or commitment by any Group Company to do any of the foregoing.
7.4.    Matters Requiring Investor Director Consent. For so long as any Investor has the right to appoint an Investor Director pursuant to Section 1.2, the Company shall not, and shall not permit any other Group Company to, and each Party shall ensure that no Group Company shall, take any of the following actions (including any action by its board of directors, management or committee thereof or otherwise) without the prior written approval of at least one (1) Investor Director appointed by such Investor:
(a)    provision of any loan or advance to, or holding of any share or other Securities of, any Subsidiary or other corporation, partnership, or other entity unless wholly owned by a Group Company;
(b)    provision of any loan or advance to any Person (other than an entity wholly owned by a Group Company), including any officer, employee or director of any Group Company, except advances and similar expenditures in the ordinary course of business or under the terms of the ESOP;
(c)    any guarantee of any indebtedness except for trade accounts of any Group Company arising in the ordinary course of business;
(d)    any investment or payment of expenses not already included in a Board-approved budget in excess of [**] individually or in the aggregate;
(e)    incurrence of indebtedness in excess of [**] in the aggregate not already included in a Board-approved budget, excluding trade credit incurred in the ordinary course of business;
(f)    entry into any transaction with a Related Party;
(g)    hiring, dismissal, or change of the compensation of C-level officers of any Group Company, or approval of any option grant or other equity incentive

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

pursuant to the ESOP or otherwise to such officers of any Group Company;
(h)    adoption or amendment of the annual budget and annual business plan of any Group Company;
(i)    development or commercialization of any product other than the then-existing Products;
(j)    entry into any corporate strategic relationship involving the payment, contribution or assignment by any Group Company or to any Group Company of assets greater than [**];
(k)    appointment or removal of the auditors of any Group Company or determination of their fees, remuneration or other compensation to the extent above the prevailing market standard for comparable entities;
(l)    amendment of accounting or financial policies, change to any accounting principles or change of the financial year of any Group Company;
(m)    any material changes to the Company’s Anti-Corruption and Sanctions Program;
(n)    commencement, prosecution or settlement of any legal actions exceeding [**] in value (other than any claim, suit, action or proceeding (i) related to the enforcement or defense of any Group Company’s rights under the License Agreement and any other agreement, instrument or document between any Group Company, on the one hand, and any Related Party, on the other hand, or (ii) any other claim, suit, action or proceeding in which a Group Company and a Related Party are on opposing sides of the claim, suit, action or proceeding (in each case of (i) and (ii), a “Related Party Litigation”));
(o)    entry into, or any material modification to, any contract, transaction or arrangement exceeding [**] in value or not made on bona fide arm’s-length terms;
(p)    sale or disposal of the whole or a substantial part of the undertaking and goodwill or material assets of any Group Company;
(q)    establishment of any subsidiary or branch, or strategic alliance between any Group Company and one or more entities (i) involving any capital contribution by any Group Company, if the business of such subsidiary, branch or strategic alliance is outside the scope of the Principal Business, or (ii) where the investment amount exceeds [**] individually or [**] in

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

the aggregate, if the business of such subsidiary, branch or strategic alliance is within the scope of the Principal Business; or
(r)    any agreement or commitment by any Group Company to do any of the foregoing.
7.5.    Related Party Litigation. In the case of any Related Party Litigation, or facts upon which such Related Party Litigation could be commenced, and upon notification to the Company, a majority of the Directors not appointed by the Related Party against whom such Related Party Litigation has been or could be commenced (the “Unrelated Directors”) shall be exclusively entitled, on behalf of any Group Company, to initiate, control, or abandon such Related Party Litigation, to settle any claims thereunder, and/or to expend reasonable Company resources in relation thereto regardless of whether such resources are provided in the annual budget; provided that the Unrelated Directors shall be authorized to take action in reliance of this Section 7.5 to initiate, control, or continue any Related Party Litigation that is initiated or proposed to be initiated by any Group Company and expend reasonable Company resources in relation thereto if and only if competent outside legal counsel to the Company has issued written advice that the Group Company has a valid claim that is based on a bona fide legal basis in such Related Party Litigation (a “Valid Claim”) and the Unrelated Directors determine pursuant to their fiduciary duties owed to the Company that such action taken in respect of such Related Party Litigation (including the scope and extent of such action) is in the best interests of the Company; provided further that, if after the initiation of the Related Party Litigation by any Group Company, competent outside legal counsel to the Company determines that the Group Company no longer has a Valid Claim, or the Unrelated Directors determine pursuant to their fiduciary duties owed to the Company that such Related Party Litigation is no longer in the best interests of the Company, the Unrelated Directors shall take actions to immediately abandon such Related Party Litigation and cease to expend any resources of the Company in relation to such Related Party Litigation. For clarity, the Unrelated Directors shall not be required to obtain a determination of a Valid Claim from its outside counsel in order to defend against, or to expend reasonable Company resources in relation to, any Related Party Litigation initiated against any Group Company by a Related Party.
7.6.    Termination. The provisions set forth under this Article 7 shall terminate immediately prior to the consummation of a Qualified IPO.
8.    COVENANTS; UNDERTAKINGS
8.1.    Controlled Foreign Corporation. Prior to March 1 of each year, based on and in reliance on the information provided by the Shareholders reasonably promptly upon request, the Company shall determine, with assistance from its tax advisors, whether the Company or any of its Subsidiaries is treated as a “Controlled Foreign Corporation” (“CFC”) as defined in the United States Internal Revenue Code of

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

1986 (the “Code”), whether any portion of the Company’s or any of its Subsidiaries’ income is (a) “Subpart F Income” (as defined in Section 952 of the Code) (“Subpart F Income”) or (b) “global intangible low-taxed income” (as defined in Section 951A(b) of the Code) (“GILTI”) and each Shareholder’s share, if any, of such Subpart F Income or GILTI (regardless of whether a Shareholder is a “United States Shareholder” or not) for the immediately preceding taxable year ending December 31. Upon written request of any Shareholder who is a United States Shareholder (or whose direct or indirect owners are United States Shareholders) with respect to the Company or any Group Company within the meaning of Section 951(b) of the Code, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its Shareholders and Affiliates to assist such Shareholder in determining whether the Company or any Group Company is a CFC and (ii) provide such Shareholder with reasonable access to such information as is in the Company’s or Group Company’s possession and reasonably available as may be required by such Shareholder (A) to determine the Company’s (or Group Company’s) status as a CFC, (B) to determine whether such Shareholder is required to report its pro rata portion of the Company’s (or Group Company’s) “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Shareholder to otherwise comply with applicable United States federal income tax Laws (including with respect to the making of any determinations under Section 951A of the Code); provided that the Company may require such Shareholder to enter into a confidentiality agreement in customary form.
8.2.    Passive Foreign Investment Company. The Company shall use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that it is likely that the Company will be classified as a PFIC for any taxable year, the Company shall promptly notify each Shareholder of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. The Company shall provide its Shareholders with annual financial information in the form to the reasonable satisfaction of such Shareholder as soon as reasonably practicable following the end of each taxable year of such Shareholder (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by any Shareholder, provide such Shareholder with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with a qualified electing fund election or other tax filing in respect of the Company’s status of a PFIC. In the event that it is determined by the Company’s or such Shareholder’s tax advisors that the control documents in place between one or more of the Company’s

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

wholly owned Subsidiaries or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, do not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.
8.3.    Establishment of Subsidiaries. As soon as practicable after the Closing, the HK Company shall, and the Company shall procure the HK Company to, establish a wholly owned Subsidiary in mainland China unless otherwise approved by the Board (including the affirmative vote of at least one (1) Overland Director (if any) and one (1) ADCT Director (if any)).
8.4.    Subsidiary Covenants. The Company shall institute and keep in place arrangements satisfactory to the Board such that the Company (a) will control the operations of any Group Company and (b) will be permitted to properly consolidate the financial results for such entity in consolidated financial statements for the Company prepared under each Accounting Standard that is required by any Investor.
8.5.    Additional Subsidiary Covenants. The Company shall take all necessary actions to maintain its Subsidiaries, as is necessary to conduct the Company’s business as conducted or as proposed to be conducted. The Company shall and shall cause each Group Company to comply in all material respects with all applicable Laws on a continuing basis. All material aspects of such formation, maintenance and compliance of each Group Company shall be subject to the review, approval and oversight of the Board, and the Company shall promptly provide each Director copies of all material related documents and correspondence.
8.6.    [Reserved]
8.7.    Non-Competition; Non-Solicitation.
(a)    Non-Competition. Overland undertakes and covenants to the Company and ADCT that, during the applicable Non-Compete Term (as defined below), Overland shall not, and shall cause each of its Controlled Affiliates, any Person whose assets consist of all or substantially all of, directly or indirectly held, Securities of Overland (Overland and such Affiliates and Persons, collectively, the “Overland Restricted Persons”) and any Overland Invested Entity not to, without the prior written consent of ADCT, either on their own account or in conjunction with or on behalf of any other Person: [**] (collectively, the “Competing Business”); provided, however, that, for the purposes of the restrictions on any of Overland’s Controlled Affiliates or any Overland Invested Entity, [**];

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

provided further, that, subject to compliance by each Overland Restricted Person and Overland Invested Entity, as applicable, with Section 8.28, [**]; or (b) notwithstanding anything to the contrary in Section 6.1, disclose to any of its Affiliates any confidential information or know-how in relation to the operation of the Group Companies (other than financial information of the Group Companies provided pursuant to Section 1.1), including any information related to the development, registration and commercialization of any Product.
(b)    Non-Solicitation. Each of Overland and ADCT undertakes and covenants to the Company and the other Investor that commencing from the date of this Agreement and for so long as it owns any Securities and for two (2) years thereafter, it shall not, and shall cause (x) in the case of Overland, each of the Overland Restricted Persons, and (y) in the case of ADCT, each of the Affiliates Controlled by ADCT, not to, without the prior written consent of the Company or the applicable other Investor, either on their own account or through any of their respective Affiliates or other Persons, or in conjunction with or on behalf of any other Person: (1) solicit away or entice away or attempt to solicit away or entice away from any Group Company, any Person, firm, company or organization who is a customer, client, employee, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company; or (2) solicit away or entice away or attempt to solicit away or entice away from any Group Company or the other Investor, any Person who is a director, officer, manager, consultant or employee of any such Group Company or the other Investor whether or not such Person would commit a breach of contract by reason of leaving such employment or engagement; it being understood, for the avoidance of doubt, that the restrictions in the foregoing clause (2) shall not apply to the placement of general advertisements or for the use of general search firm services with respect to a particular geographic or technical area, but which are not targeted directly towards employees or service providers of the Group Companies, Overland or ADCT. Each of Overland and ADCT shall not, and shall cause (w) in the case of Overland, each of the Overland Restricted Persons, and (x) in the case of ADCT, each of the Affiliates Controlled by ADCT, not to, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder, and each shall, and shall cause (y) in the case of Overland, each of the Overland Restricted Persons, and (z) in the case of ADCT, each of the Affiliates Controlled by ADCT, to, at all times in good faith take action as appropriate in the carrying out of all of the provisions of this Section 8.7. Overland and ADCT each expressly agrees that the limitations set forth in this section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this section is more restrictive than permitted by applicable Laws of any jurisdiction in which

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

a party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by applicable Law. Each of the undertakings contained in this Section shall be enforceable by each of the Company, ADCT and Overland. For the purposes hereof, the “Non-Compete Term” shall mean (r) with respect to the restrictions on Overland and any Person whose assets consist of all or substantially all of, directly or indirectly held, Securities of Overland, the period commencing with the date of this Agreement and continuing for so long as Overland owns any Shares of the Company and (s) with respect to the restrictions on any of Overland’s Controlled Affiliates or any Overland Invested Entity the [**] anniversary of the date of this Agreement.
8.8.    ESOP. Subject to Section 7.3, as soon as practicable after the Closing but in any event no later than three (3) months after the Closing, the Company shall cause an employee share option plan (the “ESOP”) to be duly adopted by the Board and the Shareholders, pursuant to which the maximum number of Ordinary Shares that may be reserved for issuance pursuant to options or other share incentive awards granted thereunder shall not exceed [**] percent ([**]%) of the total number of outstanding Ordinary Shares on a fully-diluted, as-converted basis as of immediately after the Closing.
8.9.    Maintaining and Obtaining Licenses and Permits for the Principal Business. As soon as practicable after the Closing, the Company shall, and shall procure that each of the Group Companies shall, (a) obtain and maintain in a timely manner all requisite Consents for conducting its business in compliance with all material aspects with applicable Laws and (b) if so required by any applicable Laws, obtain additional Consents necessary for conducting its business as soon as possible but in any event no later than the time limit required by the applicable Laws or the competent Governmental Authorities.
8.10.    Use of Investors’ Name or Logo. Without the prior written consent of any Investor, and whether or not such Investor is then a Shareholder, none of the Group Companies or their shareholders (excluding such Investor), shall use, publish or reproduce the names of such Investor or any similar names, trademarks or logos in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.
8.11.    Recruitment of Sufficient Dedicated Resources. The Company shall, and Overland shall use its reasonable best efforts to assist the Company to, employ sufficient dedicated full-time employees (including without limitation, personnel for clinical development, regulatory and commercialization) to conduct its Principal Business, including without the limitation, the employment of the positions set forth in Exhibit D in accordance with the timeline set forth therein.
8.12.    Employment Agreements and Confidentiality, Non-Competition and Intellectual Property Rights Agreements. The Group Companies shall cause each of their

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

respective current and future employees to enter into standard form employment agreements in form and substance satisfactory to each Investor. The Company shall and shall procure each of the Group Companies to cause each of their respective current and future employees and consultants to enter into a confidentiality, non-competition and proprietary information and inventions assignment agreement in form and substance satisfactory to each Investor.
8.13.    Compliance. The Company shall, and shall cause each of the Group Companies to, conduct its respective business in accordance with all applicable Laws of each relevant jurisdiction on a continuing basis.
8.14.    Shareholder Anti-Corruption Covenants. In connection with activities relating to the Group Companies and the matters contemplated by this Agreement, each Shareholder covenants that it and each of its respective directors, administrators, officers, managers, members of board of directors (supervisory and management), employees, independent contractors, representatives, agents and other Persons acting on their behalf (collectively, the “Agents”) (a) will comply with all Laws relating to anti-bribery, anti-corruption, anti-money laundering, financing of terrorism, record keeping and internal control laws, including the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended (the “FCPA”), the UK Bribery Act of 2010, as amended (the “UK Bribery Act”), the relevant provisions of the Criminal Law of the PRC effective on October 1, 1997, as amended, the PRC Anti-Unfair Competition Law effective on December 1, 1993, as amended, and the Provisional Regulation on Anti-Commercial Bribery effective on November 15, 1996, as amended (collectively, the “ABAC Laws”); and (b) will not (i) directly or indirectly, offer, promise, give, condone or authorize the giving of anything of value, directly or indirectly, to: (A) any Public Official or (B) to any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Public Official, in each of cases (A) and (B) for the purpose of influencing any action or decision of the Public Official in his or her official capacity, including a decision to fail to perform his or her official duties, or inducing the Public Official to use his or her influence with any Governmental Authority to affect or influence any official act, or (ii) make or authorize any other Person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business.
8.15.    Company Anti-Corruption Covenants. The Group Companies and each of their respective Agents (a) will comply with all ABAC Laws; and (b) will not (i) directly or indirectly, offer, promise, give, condone or authorize the giving of anything of value, directly or indirectly, to: (A) any Public Official or (B) to any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Public Official, in each of cases (A) and (B) for the purpose of influencing any action or decision of the Public Official in his or

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

her official capacity, including a decision to fail to perform his or her official duties, or inducing the Public Official to use his or her influence with any Governmental Authority to affect or influence any official act, or (ii) make or authorize any other Person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business.
8.16.    Anti-Money Laundering and Sanction Laws. The Group Companies shall, and shall cause their respective Agents to, comply with all applicable financial recordkeeping and reporting requirements, to the extent applicable, the applicable anti-money laundering statutes of all jurisdictions where the Group Companies conduct business, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) and sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant Governmental Authority or has engaged in any activities that would be in violation of the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended, or the Iran Sanctions Act, as amended, or sanctions and measures imposed by the United Nations or any other relevant Governmental Authority (collectively, the “Sanctions Laws”). The Group Companies shall establish, maintain and enforce policies and procedures designed to ensure compliance with the Anti-Money Laundering Laws. None of the Group Companies or any of their respective Agents will engage, directly or indirectly, in (a) any business or activities with any Person that is the target of any applicable Sanctions Laws or (b) any activities that would reasonably be expected to result in any of the Group Companies becoming the target of any applicable Sanctions Laws.
8.17.    Anti-Corruption and Sanctions Compliance Program. The Company shall establish and maintain procedures and controls that are reasonably designed to ensure that the Group Companies and each of their respective Agents act in compliance with all ABAC, Anti-Money Laundering and Sanctions Laws (the “Anti-Corruption and Sanctions Program”). The Anti-Corruption and Sanctions Program shall be adequately resourced and include the following non-exclusive types of procedures, which are illustrative of the types of procedures that must exist for a program to be considered effective:
(a)    Clearly articulated policies and procedures prohibiting corruption and setting forth compliance standards, including a clear and concise Code of Conduct and procedures designed to ensure that each of the Group Companies forms business relationships only with reputable and qualified third parties, including: (i) adequate due diligence, based on a risk analysis

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

of the third party and its potential and anticipated activities, including, without limitation, the third party’s potential or anticipated interactions with Public Officials and whether the third party otherwise has an incentive to improperly influence government action, (ii) adequate procedures to ensure that each of the Group Companies does not do business with sanctioned entities or individuals, (iii) effective communication of and training on the Company’s anti-corruption policies, and (iv) appropriate third party contract provisions, including anti-corruption representations and undertakings.
(b)    Establishment of appropriate procedures for the prior approval by the Compliance Officer (i) prior to the engagement, directly or indirectly, of any third party who is expected to interact with Public Officials on behalf of any of the Group Companies, (ii) of any gifts, entertainment or hospitality to any Public Officials or other third parties or (iii) of any charitable contributions or political donations.
(c)    Policies and procedures to ensure regular compliance communication and training, on a risk-prioritized basis, of all directors, officers and employees of each of the Group Companies, reasonably designed to inform them of their individual compliance responsibilities, provide an understanding of key compliance policies and procedures, and actively promote a culture of compliance.
(d)    Establishment of an Integrity Helpline program within [**] days following the Closing Date to permit the anonymous reporting of concerns, allegations and potential violations of Company policies, including financial and accounting policies and the Anti-Corruption and Sanctions Program.
(e)    Procedures to investigate and remediate complaints, allegations and issues as appropriate.
(f)    Establishment of appropriate risk-based procedures to address compliance with ABAC Laws in the hiring and compensation of employees, including without limitation procedures to address relationships of potential new hires or other employees to Public Officials in a position to take or influence any official action or decision, or otherwise obtain any improper advantage, in relation to any of the Group Companies.
(g)    Establishment of procedures to ensure that appropriate due diligence is conducted prior to any merger or acquisition, and the prompt incorporation of any acquired company into the Anti-Corruption and Sanctions Program.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(h)    Periodic evaluation of the effectiveness of the Anti-Corruption and Compliance Program, including, but not limited to, an annual compliance audit conducted by an independent third party (e.g., reputable law firm or accounting firm), the results of which are to be reported to the Board.
8.18.    Appointment of Compliance Officer. The Company shall have a Compliance Officer (the “Compliance Officer”) appointed by ADCT with designated responsibilities to develop and implement the Anti-Corruption and Sanctions Program and develop a compliance plan to address all risk areas of the business. Any decision to dismiss or replace the Compliance Officer, appoint a new Compliance Officer or alter the Compliance Officer’s responsibilities will require approval by ADCT. The Compliance Officer shall have an independent reporting line into the Board and be responsible for the following, at the Company’s expense: (a) the preparation of a regular periodic report (no less than once each six (6) months) to the Board containing such details as the Board shall specify relating to the continuing operation of the Anti-Corruption and Sanctions Program; (b) formulation, implementation and enforcement of policies, controls and implementing procedures in relation to all aspects of compliance with applicable legal and regulatory provisions affecting the Group Companies, including Anti-Corruption Laws and Sanctions Laws; (c) preparing any necessary revisions to the Anti-Corruption and Sanctions Program and submitting any material revisions to the Board for approval; (d) monitoring the development and effectiveness of infrastructures and procedures relating to compliance culture, and the prevention, detection and response to compliance issues; (e) organizing training sessions for employees to inform them of their individual responsibilities under the compliance program; (f) reviewing and determining whether and under what conditions to approve the engagement, directly or indirectly, of any third party who is expected to interact with Public Officials on behalf of any of the Group Companies, the provision of any gifts, entertainment or hospitality to any Public Officials or other third parties, and the provision of any charitable contributions or political donations; (g) reporting and taking appropriate responsive action to address findings of audits and investigations by internal or external auditors, legal or compliance personnel and any Governmental Authority; (h) ensuring that periodic audits of policies and procedures in relation to all aspects of compliance with applicable legal and regulatory provisions affecting the Group Companies are conducted; and (i) each fiscal year, reviewing the Anti-Corruption and Sanctions Program for any potential improvements and if it is determined that any material changes should be made, preparing and submitting to the Board a draft of an amended and/or supplemented Anti-Corruption and Sanctions Program addressing such improvements, for approval and adoption by the Board.
8.19.    Books and Records. The Company shall, and shall cause the Group Companies to, keep and maintain (a) books and records reflecting accurately and in reasonable detail transactions involving the Group Companies, as applicable, and

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(b) financial controls and procedures that give reasonable assurance that payments shall be made by or on behalf of the Group Companies only in accordance with management instructions.
8.20.    Information and Access Rights. The Company shall provide ADCT and its representatives with access to any Agent of any of the Group Companies, as well as the books, records and reporting systems of any of the Group Companies, upon reasonable request and reasonable notice in order to enable ADCT to determine compliance with ABAC Laws. In addition, the Company shall deliver to ADCT such other information regarding the Group Companies and take such other actions as ADCT may reasonably request for purposes of complying with any legal or regulatory inquiry, reporting requirements or internal compliance and other policies relating to ABAC Laws.
8.21.    Notice of Actual or Potential Violations. Each Party shall notify the other Parties in writing (a “Violation Notice”) immediately upon learning or having reason to know of any material violation or possible violation regarding any of the Group Companies of any Anti-Corruption Law or the Company’s anti-corruption policies or procedures, including knowledge of any investigation by, or any inquiry, request or subpoena received from, any Governmental Authority regarding any of the Group Companies concerning such matters. Such notification shall describe the Party’s knowledge and the entire basis known to the Party therefor.
8.22.    Requirement to Commence Investigation. Upon the delivery of a Violation Notice, the Company shall commence an investigation (if one has not already begun) and take immediate steps to suspend any potentially problematic activity specified in such Violation Notice pending the results of the investigation. As soon as practicable thereafter, the Compliance Officer shall report the method, scope, and results of such investigation to the Board. If the result of such investigation is that a violation or possible violation has occurred, the report shall include a proposed cure for the violation or possible violation specified in such report which could reasonably be expected to remediate any harm from, and prevent recurrence of, such violation or possible violation. Such a proposed cure may consist of (a) taking measures to remedy such violation or possible violation, (b) imposing disciplinary measures with respect to such violation or possible violation and (c) taking corrective measures intended to prevent repeated violations. The Compliance Officer shall submit the report, including any proposed cure, to the Board for approval. The Compliance Officer shall also conduct any additional investigation and revise any such proposed cure as necessary to obtain the approval of the Board (and including any amendments proposed by the Board) within a reasonable period after presenting such report to the Board, and the Group Companies shall adopt and implement any proposed cure so approved by the Board.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

8.23.    Each Shareholder represents, warrants and agrees that it shall, to the extent of such Shareholder’s equity interests and governance and management rights, cause the Group Companies to comply with Sections 8.14 to 8.22.
8.24.    Share Exchange Option in case of Overland IPO. In the event that Overland, a wholly-owned subsidiary of Overland or another entity whose assets consist, as a result of a restructuring or similar transaction, of all or substantially all of, directly or indirectly held, Securities or assets of Overland (in each case, the “Overland IPO Entity”) prepares for an initial public offering or listing of its Securities (the “Overland IPO”) prior to the initial public offering of the Securities of the Company, Overland shall, on or prior to the date (the “Overland IPO Initiation Date”) the Overland IPO Entity initiates the selection process of the underwriter(s) for the Overland IPO, (i) deliver a written notice to ADCT of the Overland IPO Entity’s potential IPO plan with reasonable details (the “IPO Notice”), and (ii) make available to ADCT and its advisors all documents, data and other information of Overland reasonably required or requested by ADCT for due diligence purposes.
(a)    Exercise of Option. At any time after receipt of the IPO Notice from Overland and the requested information, ADCT shall have an option, at its sole discretion, to exchange any or all of the Shares or other Securities held by ADCT in the Company into the same type of Securities proposed to be offered or listed in the proposed Overland IPO (the “Overland IPO Securities”) prior to the latest date that such exchange is permitted to be consummated pursuant to the applicable listing rules (the “Latest Exchange Date”) pursuant to this Section 8.24. The exchange ratio for the foregoing exchange shall be calculated [**] (the “Ordinary Share FMV”) [**]. To exercise such option of share exchange pursuant to this Section 8.24, ADCT shall deliver a written notice (the “Option Exercise Notice”) to Overland, setting forth the number of Ordinary Shares (on an as-converted basis) it wishes to exchange.
(b)    Valuation. For the determination of the Ordinary Share FMV, ADCT and Overland shall first, during a period of [**] days following delivery of the Option Exercise Notice (or such longer period as mutually agreed by ADCT and Overland), negotiate in good faith towards a mutually agreeable valuation, which shall be the Ordinary Share FMV. If no valuation is mutually agreed by ADCT and Overland pursuant to the foregoing sentence, each of Overland and ADCT shall appoint one independent valuer (each, a “Valuer”) in accordance with the provisions in Exhibit E to determine such valuation, provided that the valuation date shall be as at the date of the Option Exercise Notice. If the valuations by the two Valuers are within ten percent (10%) of one another, then the Ordinary Share FMV will be the average of the two valuations. If the valuations by the two Valuers are not within ten percent (10%) of one

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another, then the two Valuers will jointly select a third independent valuer in compliance with applicable requirements set out in Exhibit E; provided that:
(i)    for the avoidance of doubt, references in Exhibit E to: (A) appointment by “Overland or ADCT” will be replaced with “the two Valuers acting reasonably” in paragraph 1 of Exhibit E; (B) “each Valuer” and “the Valuer” will be replaced with “the third valuer”; and (C) “the date of service of an Option Exercise Notice or Termination Event Notice (as applicable)” will be replaced with “the date of determination of Ordinary Share FMV or Company FMV (as applicable) by the later of the initial two Valuers”;
(ii)    in such case, the Ordinary Share FMV will be (x) the valuation determined by the third valuer, if it is between the valuations determined by the first two Valuers, or (y) the average of the two closest valuations, if the third valuer’s valuation is not between the valuations determined by the first two Valuers; and
(iii)    notwithstanding anything to the contrary in this Agreement or in Exhibit E, such determination of the Ordinary Share FMV determined in accordance with the process described in sub-paragraph (ii) above shall be final and binding upon Overland and ADCT.
(c)    Consummation of Exchange. As soon as practicable and in any event within [**] days after the Ordinary Share FMV is determined pursuant to Section 8.24(b) and before the Latest Exchange Date, ADCT and the Overland IPO Entity shall execute definitive agreements in relation to and consummate the share exchange contemplated by Section 8.24(a) at the exchange ratio determined pursuant to Section 8.24(a) and on other terms and conditions agreed in good faith by ADCT and Overland. The Overland IPO Entity shall cause its shareholders and board to take necessary actions to approve the foregoing transactions and shall ensure that sufficient notice is given to ADCT to allow it to fully exercise its rights in accordance with this Section 8.24. Upon consummation of the share exchange pursuant to this Section 8.24, (i) the Overland IPO Entity shall issue to ADCT such number of Overland IPO Securities that equals the number of Ordinary Shares (on an as-converted basis) ADCT wishes to exchange as set forth in the Option Exercise Notice multiplied by the exchange ratio determined pursuant to Section 8.24(a); and (ii) ADCT shall deliver to the Overland IPO Entity one or more certificates, together with an executed instrument of transfer, which represent the number of Ordinary Shares (on an as-converted basis) ADCT wishes to exchange as set forth in the Option Exercise Notice. In the event that the Overland IPO

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is not consummated or the application is withdrawn or otherwise fails to obtain the approval for such Overland IPO, the Overland IPO Securities exchanged from the Shares held by ADCT immediately prior to such exchange shall be immediately and automatically exchanged back into the Shares, in such number and having all such rights, preferences and privileges of the Shares as set forth under this Agreement and the Memorandum and Articles immediately prior to the exchange pursuant to the immediately preceding sentence, as if such Shares had not been so exchanged in the first place. In such event, the Company and the Shareholders shall execute and deliver such agreement, document or instrument, and take such other action, as reasonably necessary or required for the reinstatement of the Shares as if such Shares had not been exchanged in the first place. In the event of the consummation of a share exchange pursuant to this Section 8.24, Overland agrees that ADCT shall have the right to pledge the Overland IPO Securities that ADCT acquires pursuant to this Section 8.24 in favor of Deerfield to the extent required under the Facility Documents.
8.25.    Sale of Overland Equity upon ADCT Trade Sale. In the event that any Trade Sale of ADCT is proposed or to be consummated, at the request of ADCT, Overland shall enter into a good faith negotiation for a minimum period of [**] days with ADCT or its prospective acquirer for the sale of all the Securities beneficially owned by Overland to ADCT, its prospective acquirer or an Affiliate of ADCT or its prospective acquirer as may be designated by ADCT. Without limiting the generality of the foregoing, Overland shall take such actions as would be customary in a good faith negotiation for a transaction of similar nature, including engaging relevant advisors to assist in the negotiation, attending meetings and calls, and negotiating in an honest and fair manner on the price and other terms of such sale and purchase. Overland’s obligations to engage in good faith negotiations pursuant to this Section 8.25 will expire and be of no further force or effect on the date [**] days following the closing of a Trade Sale of ADCT.
8.26.    Additional Funds. Overland hereby covenants and agrees that in the event the Company requires additional funds at any time prior to the completion of the Qualified IPO (a “Company Funding Need”), it shall [**]; provided that, to the extent approved by the Board (including the affirmative vote of at least one (1) ADCT Director), in addition to its obligation to timely contribute additional funds to the Company, [**]. For the avoidance of doubt, any issuance of New Securities shall be subject to the Right of Participation in Article 3.
8.27.    Business of the Group Companies. For the avoidance of doubt, the Group Companies shall in no event be responsible for the costs and expenses related to any corporate infrastructure or scale up of Overland or its Affiliates, except as may be set forth in any service agreement or similar type of written agreement between any such Group Company and Overland and/or its Affiliates, which

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agreement has been approved by the Board (including the affirmative vote of at least one (1) ADCT Director (if any)).
8.28.    Special [**] Rights.
(a)    During the period between the Closing Date and the [**] anniversary thereof, no Overland Restricted Person or any Overland Invested Entity shall commence development of [**] or enter into an agreement with a third party providing for an inbound license of technology related to [**] without the prior written consent of ADCT.
(b)    Without limitation of the restriction set forth in Section 8.28(a), if at any time any Overland Restricted Person or any Overland Invested Entity wishes to commence development of [**] or enter into discussions with any third party regarding a potential in-bound license of technology related to [**], such Overland Restricted Person or Overland Invested Entity shall promptly notify the Board in writing (and, in the case of a proposed license, with an introduction to the proposed third party). [**] If such [**] is determined by the Board or the expert pursuant to this Section 8.28(b) to be synergistic with any Product in the Territory, the Board shall, within [**] days (or such longer period as the Board may unanimously agree to be necessary) (the “Evaluation and Negotiation Period”) determine in good faith whether development or in-licensing of such technology would be in the best interests of the Company. If determined by the Board to be in the best interest of the Company, during such Evaluation and Negotiation Period (i) the Company shall use commercially reasonable efforts to pursue such development or in-licensing opportunity, and (ii) Overland shall provide all reasonable assistance to facilitate discussions with any third parties in relation thereto, and no Overland Restricted Person or Overland Invested Entity shall pursue any further development efforts or in-licensing discussions with respect to such [**]. If the Board determines in good faith that, although such [**] is synergistic with any Product in the Territory, it is not in the Company’s best interest to pursue such opportunity or, after using commercially reasonable efforts to pursue such development opportunity or trying to negotiate an in-licensing agreement with the applicable third party during such Evaluation and Negotiation Period, is unable to do so on terms reasonably acceptable to the Board, any Overland Restricted Person or Overland Invested Entity shall be free, upon notification by the Board, to develop, or in-license technology relating to, such [**]. During the Determination Period and, if applicable, the Evaluation and Negotiation Period, no Overland Restricted Person or Overland Invested Entity shall interfere with any negotiations between the Board, on the Company’s behalf, and any proposed third party for a license to such technology or

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pursue any further development efforts or in-licensing discussions with respect to such [**].
8.29.    Qualified IPO. Each Party acknowledges and agrees that the Company shall use its reasonable best efforts to consummate a Qualified IPO by the [**] anniversary of the Closing.
8.30.    D&O Insurance. Each Group Company shall purchase D&O insurance with a carrier and in an amount satisfactory to the Board. In the event any Group Company merges with another entity and is not the surviving corporation, or transfers all of its assets, proper provisions shall be made for the purchase of D&O tail insurance so that successors of such Group Company assume such Group Company’s obligations with respect to the indemnification of the directors of such Group Company.
9.    Termination, Term and Consequences of Termination.
9.1.    Termination Events. A Termination Event occurs if:
(a)
(i)    an Investor or the Company makes a serious or persistent default in performing or observing any of its obligations under this Agreement (a “Material Default”), provided that, for the avoidance of doubt, (A) any failure by the Company to comply with or give effect to consent rights of an Investor or an Investor Director relating to the matters set out in Sections 7.3 and 7.4 shall be deemed a Material Default by the Company, and (B) any Material Default by the Company shall be deemed a Material Default by the Investor who votes in favor of the action that constitutes such Material Default or by whom the Investor Director that votes in favor of the action that constitutes such Material Default is appointed, and the other Investor shall be deemed the non-defaulting Party under Section 9.2(a); and
(ii)    where that default is capable of remedy, fails to be remedied by the defaulting Party within thirty (30) Business Days after service of written notice of such default to the defaulting Party;
(b)    Overland consummates a Trade Sale that involves a Competitor (it being agreed that Overland shall notify ADCT of such event as promptly as possible and in any event no later than 30 days prior to the consummation of such Trade Sale or the signing of any definitive agreement, whichever is earlier); or

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(c)    the License Agreement terminates in its entirety in accordance with its terms.
9.2.    Terminating Party. Following the occurrence of a Termination Event until 60 Business Days after written notice of such Termination Event is delivered by the applicable Party, the following Party is entitled to terminate this Agreement by delivery of a written notice to all the other Parties (a “Termination Event Notice”):
(a)    in the case of Section 9.1(a), either Investor which is the non-defaulting Party;
(b)    in the case of Section 9.1(b), solely ADCT; and
(c)    in the case of Section 9.1(c), solely ADCT.
9.3.    Effect of Termination Event Notice.
(a)    Effect of Termination Event Notice. If a Termination Event Notice is served pursuant to Section 9.2, the following provisions in this Section 9.3 shall apply. In no circumstance will this Agreement terminate without ADCT having the right to require a buyout of the applicable interests in the Company, as set out below in this Section 9.3. For the avoidance of doubt, unless the Shareholders otherwise mutually agree at the time, after delivery of a Termination Event Notice each Party shall strictly follow the procedures described below in this Section 9.3, and this Agreement will terminate after the procedures described below in this Section 9.3 are observed. Subject to Section 9.3(d) below, during the period after a Termination Event Notice is served and before completion of the buyouts contemplated below, all provisions of this Agreement shall remain in effect.
(b)    Termination (Breach by ADCT). If Overland serves a Termination Event Notice under Section 9.2(a), then Overland shall sell, and ADCT shall acquire, Overland’s entire shareholding in the Company at [**] and shall be entitled to [**] as compensation for such applicable default.
(c)    Termination (Breach by Overland). If ADCT serves a Termination Event Notice under Section 9.2(a), then, in either case, ADCT shall acquire, and Overland shall sell, Overland’s entire shareholding in the Company at [**] and ADCT shall be entitled to withhold [**] as compensation for such applicable default.
(d)    Trade Sale to Competitor. If Overland has consummated a Trade Sale that involves a Competitor, and ADCT serves a Termination Event Notice under Section 9.2(b) above, ADCT shall acquire, and Overland shall sell,

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Overland’s entire shareholding in the Company at [**], and ADCT shall be entitled to withhold [**] as compensation for Overland’s breach of the transfer restrictions in Article 4; provided that during the period immediately after ADCT serves a Termination Event Notice under Section 9.2(b) and prior to the completion of the buyout by ADCT pursuant to this Section 9.3(d), Overland shall cease to be entitled to and shall forfeit any Information Rights and Inspection Rights that it has pursuant to Section 1.1.
(e)    License Agreement Termination. If ADCT serves a Termination Event Notice under Section 9.2(c) above, then ADCT shall acquire, and Overland shall sell, Overland’s entire shareholding in the Company at [**].
(f)    Valuation. For the determination of the Company FMV, each of Overland and ADCT shall appoint one Valuer in accordance with the provisions in Exhibit E to determine such valuation, provided that the valuation date shall be as at the date of the Termination Event Notice. If the valuations by the two Valuers are within ten percent (10%) of one another, then the Company FMV will be the average of the two valuations. If the valuations by the two Valuers are not within ten percent (10%) of one another, then the two Valuers will jointly select a third independent valuer in compliance with applicable requirements set out in Exhibit E, provided that:
(i)    for the avoidance of doubt, references in Exhibit E to: (A) appointment by “Overland or ADCT” will be replaced with “the two Valuers acting reasonably” in paragraph 1 of Exhibit E; (B) “each Valuer” and “the Valuer” will be replaced with “the third valuer”; and (C) “the date of service of an Option Exercise Notice or Termination Event Notice (as applicable)” will be replaced with “the date of determination of Ordinary Share FMV or Company FMV (as applicable) by the later of the initial two Valuers”;
(ii)    in such case, the Company FMV will be (x) the valuation determined by the third valuer, if it is between the valuations determined by the first two Valuers, or (y) the average of the two closest valuations, if the third valuer’s valuation is not between the valuations determined by the first two Valuers; and
(iii)    notwithstanding anything to the contrary in this Agreement or in Exhibit E, such determination of the Company FMV determined in accordance with the process described in sub-paragraph (ii) above shall be final and binding upon Overland and ADCT.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(g)    Consummation of Buyout. On the date which is 60 Business Days after the date on which the Overland Exit Price is determined in accordance with this Section 9.3 (or such other date as Overland and ADCT may agree), ADCT shall purchase in all cash consideration and Overland shall sell Overland’s entire shareholding in the Company pursuant to this Section 9.3. In addition, Overland shall be responsible for all its obligations to pay tax as required by applicable Laws on such sale (and ADCT, as the buyer, may withhold any amount of tax required by applicable Law). Overland and ADCT shall use their respective reasonable best efforts to obtain as soon as possible such Consents required from any applicable Government Authority applicable to it and shall promptly take such compliance actions as are necessary under applicable Laws for the completion of such purchase and sale; provided that the 60-Business Day deadline in the immediately preceding sentence shall be extended until such time that the requisite Consents of the applicable Government Authorities have been obtained.
(h)    General. Nothing in this Section 9.3 affects any Party's right to claim damages or other compensation under applicable Law for a breach or, where appropriate, to seek an immediate remedy of an injunction, specific performance or similar court order to enforce the other Parties' obligations.
9.4.    Term and Termination.
(a)    Term. This Agreement shall become effective upon the occurrence of the Closing, until this Agreement is terminated in accordance with Section 9.4(b).
(b)    Circumstances for Termination. This Agreement terminates:
(i)    in respect of the rights and obligations of all Parties: on the date on which the Company is wound up; on the date on which one Person becomes the beneficial owner all of the Shares; or on the date on which all Parties agree in writing to terminate this Agreement; and
(ii)    in respect of the rights and obligations of a Shareholder, on the date on which that Shareholder ceases to hold any Shares, except with respect to rights and obligations that are not tied to its shareholding and that are intended to survive.
(c)    Effect of Termination. If this Agreement terminates in accordance with the terms of this Agreement in respect of the rights and obligations of any Party:
(i)    except as provided in Section 9.4(c)(ii), that Party is released from its obligations to further perform this Agreement; and

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

(ii)    the provisions of and the rights and obligations of each Party under this Section 9.4(c) and each of Articles 6 and 10 and Section 8.7 survive termination of this Agreement.
9.5.    Notwithstanding anything in this Agreement to the contrary, if at any point the Company becomes a Subsidiary (as defined in the Facility Agreement) of ADCT, the Parties hereto hereby agree that the Company shall become a Guarantor (under and as defined in the Facility Documents) and shall be bound by the terms of the Facility Documents as a Guarantor (as defined in the Facility Documents) thereunder (including, without limitation, any requirement for the Company to provide collateral to secure the obligations owing under the Facility Documents) (the “Company Guarantee”). The Parties hereto consent to the Company Guarantee and shall take such actions as reasonably requested by ADCT in order to facilitate the Company Guarantee.
10.    REPRESENTATIONS AND WARRANTIES
10.1.    Representations and Warranties. Each Party represents and warrants to each other Party on the date of this Agreement that each of the following statements is true, accurate and not misleading:
(a)    it is a corporation validly existing under the laws of the place of its incorporation;
(b)    it has the power to execute and deliver, and to perform its obligations under, this Agreement to which it is or will be a party, and it has taken all necessary corporate action to authorise such execution and delivery and the performance of such obligations;
(c)    its respective obligations under this Agreement which are expressed to be effective as of the date of this Agreement are legal, valid, binding and enforceable in accordance with their terms as of the date of this Agreement; and
(d)    the execution and delivery by it of this Agreement and the performance of its obligations under this Agreement does not and will not conflict with or constitute a default under any provision of:
(i)    any agreement or instrument to which it is a party;
(ii)    its articles (if any) or constitution; or
(iii)    any Law, order, judgment, award, injunction, decree, rule or regulation by which it is bound.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

11.    GENERAL PROVISIONS.
11.1.    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to the Company and/or any Group Company:
c/o Walkers Corporate Limited
Cayman Corporate Centre
27 Hospital Road
George Town, Grand Cayman
KY1-9008, Cayman Islands
Attn: Overland ADCT BioPharma (CY) Limited – The Corporate Administrator
Fax: 1(345) 949-7886
If to Overland:
John Hancock Tower
    25th Floor
200 Clarendon Street
Boston, MA 02116
Attn: Ed Zhang
with a copy to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, MA 02210
Attn: Timothy H. Ehrlich
Email: tehrlich@gunder.com
If to ADCT:
ADC Therapeutics SA
Biopôle, Route de la Corniche 3B
1066 Epalinges, Switzerland
Attn:    General Counsel
Email:    legal@adctherapeutics.com
with a copy to:
Cooley LLP
3175 Hanover Street

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Palo Alto, CA 94304, USA
Attn:    Lila Hope, Ph.D.
Email:    lhope@cooley.com
and
Davis Polk & Wardwell Hong Kong Solicitors
18/F The Hong Kong Club Building
3A Chater Road
Hong Kong
Attn:    Miranda So
Email:    miranda.so@davispolk.com

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.
11.2.    Entire Agreement. This Agreement and the Share Purchase Agreement, any other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Share Purchase Agreement.
11.3.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S., without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. The application of the U.N. Convention on Contracts for the International Sale of Goods is excluded.
11.4.    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

11.5.    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.
11.6.    Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such provisions. Notwithstanding anything contrary in this Agreement, this Agreement and the rights and obligations herein may be assigned or transferred by any Investor to any of its Affiliates (in the case of Overland, only to the wholly owned Affiliates of Overland); provided that in each case the transferee will agree by executing a Joinder Agreement in the form attached hereto as Exhibit B to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder.
11.7.    Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits are to Sections and Exhibits of this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable Law. References to a “fully-diluted basis” mean that the calculation is

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

to be made assuming that (a) in the case of the Company, (i) all outstanding options, warrants and other Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, and (ii) all the Ordinary Shares granted or reserved for grants under the ESOP and any other equity incentive plan have been issued and outstanding, and (b) in the case of any Person other than the Company, (i) all outstanding options, warrants and other Securities convertible into or exercisable or exchangeable for ordinary shares of such Person (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, and (ii) all the ordinary shares of such Person granted or reserved for grants under any other equity incentive plan have been issued and outstanding. References to an “as-converted basis” mean that the calculation is to be made assuming that (a) in the case of the Company, all Series A Shares in issue have been converted into Ordinary Shares, and (b) in the case of any Person other than the Company, all preferred shares in issue of such Person have been converted into the ordinary shares of such Person. Unless otherwise provided in this Agreement, any and all rights available to any holder of Series A Shares in or with respect to the Company under this Agreement shall also be available to such Shareholder in each Group Company (other than the Company), applied mutatis mutandis, and the Company shall procure that each such Group Company performs such related obligations and shall ensure that all of the rights, preferences and privileges of any Shareholder that are contained in this Agreement, including all corporate governance principles and rights with respect to issuance and transfers of shares as set out in this Agreement, shall be continuously made applicable to each such Group Company and shall form part of the memorandum and articles of association or other organizational documents of each such Group Company. The terms, “Overland”, “ADCT”, “Investor” and “Shareholder” shall each also mean, if any Affiliate of such Person shall directly hold Shares or other Securities in the Company in accordance with this Agreement, such Person and such Affiliate, taken together, and any right, obligation or action that may be exercised or taken at the election of such Person may be taken at the election of such Person and such Affiliates acting together.
11.8.    Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.
11.9.    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Series A Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.
11.10.    Aggregation of Shares. All Series A Shares or Ordinary Shares held or acquired by an Investor or its Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
11.11.    Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall prevail among the Parties. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency. Without limitation of the foregoing, each Shareholder agrees to vote all of its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Memorandum and Articles (i) facilitate, and do not at any time conflict with, any provision of this Agreement, (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement and (iii) are adopted and registered promptly on or immediately after the Closing.
11.12.    Internal Resolution. With respect to all disputes arising between any Parties under this Agreement, including, without limitation, any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if such Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, such Parties shall refer such dispute to the Chief Executive Officers of the Parties for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.
11.13.    Binding Arbitration.
(a)    If the Parties fail to resolve the dispute through escalation to their Chief Executive Officers under Section 11.12, and a Party desires to pursue resolution of the dispute, the dispute shall be submitted by either Party for resolution in arbitration administered by the International Chamber of Commerce (the “ICC”) pursuant to its arbitration rules and procedures then in effect.
(b)    The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

arbitrator shall be appointed by ICC. If, however, the aggregate award sought by the Parties is less than US$5,000,000 and equitable relief is not sought, the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by ICC if the Parties cannot agree). The seat of arbitration shall be New York City, New York and the language of the proceedings shall be English.
(c)    The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 11.3.
(d)    By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.
(e)    EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE RELATING TO ANY DISPUTE ARISING HEREUNDER.
(f)    Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitrator.
11.14.    Waiver. The Company acknowledges that the Investors will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (i) the technologies, plans and services, and plans and strategies relating thereto of such Investor, (ii) current and future investments such Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by the Investors or the Investor Directors. The Company, as a material part of the consideration for this Agreement, agrees that the Investors or the Investor Directors shall not have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any such Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by Laws, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investor’s ability to pursue opportunities based on such Information or that would require the Investors, the Investor Directors or their Representative(s), to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.
remainder of this page left intentionally blank

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY: Overland ADCT BioPharma (CY) Limited
By:	/s/ Yang (Tracy) Jiao
Name: Yang (Tracy) Jiao
Title: Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HK COMPANY: Overland ADCT BioPharma (HK) Limited
By:	/s/ Yang (Tracy) Jiao
Name: Yang (Tracy) Jiao
Title: Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS: Overland Pharmaceuticals (CY) Inc.
By:	/s/ Ed Zhang
Name: Ed Zhang
Title: COO & CBO

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS: ADC Therapeutics SA
By:	/s/ Christopher Martin
Name: Christopher Martin
Title: Chief Executive Officer

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

EXHIBIT A

INVESTORS

Name of Investors	Number of Series A Shares
Overland	46,410,000
ADCT	44,590,000
Total	91,000,000

A-1
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

EXHIBIT B

FORM OF JOINDER AGREEMENT
THIS AGREEMENT is made the [_____] day of [_____] by [name of new shareholder], [a company] incorporated under the Laws of [_____] with its registered office at [_____] (the “New Shareholder”).
WHEREAS
(A)    By a transfer of shares dated [*], [name of transferor] (the “Transferor”), [a company] incorporated under the Laws of [_____] with its registered office at [_____] transferred to the New Shareholder [_____] [Ordinary Shares OR Series A Preferred Shares] (the “Transferred Shares”), par value US$0.0001 each in the capital of Overland ADCT BioPharma (CY) Limited (the “Company”), an exempted company incorporated in the Cayman Islands with limited liability with its registered office at [_____], Cayman Islands.
(B)    This Agreement is entered into in compliance with the terms of a shareholders agreement dated [_____] made among [name of transferor], the Company and certain other parties (as supplemented and amended from time to time) (the “Shareholders Agreement”).
NOW THEREFORE IT IS HEREBY AGREED as follows:
1.    Words and expressions used in this Agreement shall have the same meaning assigned to them in the Shareholders Agreement unless the context otherwise expressly requires.
2.    The New Shareholder hereby confirms that it has been supplied with a copy of the Shareholders Agreement.
3.    The New Shareholder hereby agrees to assume and assumes the benefit of the rights of the Transferor under the Shareholders Agreement in respect of the Transferred Shares and hereby agrees to assume and assumes the burden of the Transferor’s obligations under the Shareholders Agreement to be performed after the date hereof in respect of the Transferred Shares.
4.    The New Shareholder hereby agrees to be bound by the Shareholders Agreement in all respects as if the New Shareholder were a party to the Shareholders Agreement as [a Shareholder] and to perform:
a.    all the obligations of the Transferor in that capacity thereunder; and
b.    all the obligations expressed to be imposed on such a party to the Shareholders Agreement;
B-1
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

in both cases, to be performed on or after the date hereof.
5.    This Agreement is made for the benefit of:
a.    the Parties to the Shareholders Agreement; and
b.    any other Person or Persons who may after the date of the Shareholders Agreement (and whether or not prior to or after the date hereof) assume any rights or obligations under the Shareholders Agreement and be permitted to do so by the terms thereof;
and this Agreement shall be irrevocable without the consent of the Company acting on their behalf in each case only for so long as they hold any Shares in the capital of the Company.
6.    For the avoidance of doubt, nothing in this Agreement shall release the Transferor from any liability in respect of any obligations under the Shareholders Agreement due to be performed prior to the date of this Agreement.
7.    The New Shareholder’s address for notices, demands and all other communications under the Shareholders Agreement is as follows:
[name of New Shareholder]
Address:    [_____]
Fax Number:    [_____]
Attention:    [_____]
This Agreement shall be read as one with the Shareholders Agreement so that any reference in the Shareholders Agreement to “this Agreement” and similar expressions shall include this Agreement.
This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, U.S.

[NAME OF JOINING PARTY]
By:
Name:
Title:

B-2
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EXHIBIT C

DEFINITIONS
(a)    As used in this Agreement, the following terms have the following meanings:

“Accounting Standard”	means, as applicable, the International Financial Reporting Standards, generally accepted accounting principles (GAAP) in the U.S., or such other accounting standard as may be used by either Investor from time to time in the preparation of its own financial accounts.
“Affiliate”	means, with respect to any Person, (i) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of any individual, his spouse, child, brother, sister, parent, the immediate relatives of such spouse, trustee of any trust in which such individual or any of his immediate family members is a beneficiary object, or any entity or company Controlled by any of the aforesaid Persons.
“Business Day”	means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by the Laws to be closed in Beijing, China, Cayman Islands, New York, U.S., or Epalinges, Switzerland.
“Closing”	shall have the meaning set forth in the Share Purchase Agreement.
“Closing Date”	shall have the meaning set forth in the Share Purchase Agreement.
“Consent”	means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.
“Control”	means, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities or other ownership interests, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.
“Facility Documents”	shall have the meaning set forth in the Facility Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

“Governmental Authority”	means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the People’s Republic of China, Hong Kong, Macau Special Administrative Region of the People’s Republic of China, islands of Taiwan, Singapore or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and the governing body of any stock exchange.
“Governmental Order”	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.
“Group Company”	means each of the Company, the HK Company and the other Subsidiaries, including those hereafter formed or acquired (collectively, the “Group Companies”).
“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Law”	means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.
“License Agreement”	means the License and Collaboration Agreement dated December 11, 2020, by and between the Company and ADCT, as such agreement may be amended from time to time.
“Memorandum and Articles”	means the Company’s Amended and Restated Memorandum and Articles of Association effective as of the date of this Agreement, as may be further amended and restated from time to time in accordance with its terms and this Agreement.
“Ordinary Shares”	means the Company’s ordinary shares of par value US$0.0001 per share, with the rights, preferences, privileges and restrictions as set forth in the Memorandum and Articles.
“Overland Invested Entity”	[**].

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

“Person”	means an individual, a partnership (including a limited liability partnership), a corporation, a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a firm, a legal person, an unincorporated organization and a Governmental Authority.
“Principal Business”	means the development, registration and commercialization of Products in the Territory.
“Public Official”	means any public or elected official or officer, employee (regardless of rank) or person acting on behalf of a Governmental Authority, a political party (including any political candidate), a public international organization, or an officer or employee of a state-owned enterprise.
“Products”	shall have the meaning set forth in the License Agreement.
“Qualified IPO”	means a firm-commitment underwritten initial public offering by the Company of its Ordinary Shares on the New York Stock Exchange, the Nasdaq Global Market in the United States, the Main Board of the Hong Kong Stock Exchange or any reputable securities exchange approved by the Investors.
“Related Parties”
means any of the following: (i) any Shareholder or any shareholder of any other Group Company, which beneficially owns no less than five percent (5%) of the voting Securities or ownership interests in the Company or such other Group Company, as the case may be (each, a “Substantial Shareholder”), other than any Group Company; (ii) any director or executive officer of any Group Company; (iii) any Person in which any Substantial Shareholder, or director or executive officer of any Group Company, beneficially owns no less than five percent (5%) of the voting Securities or ownership interest; and (iv) an relative or spouse of any of the foregoing Persons.

“Representative”	means, with respect to any Person, any director, officer, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“SEC”	means the U.S. Securities and Exchange Commission.
“Secured Parties”	shall have the meaning set forth in the Facility Agreement.
“Securities”	means, with respect to any Person that is a legal entity, any and all shares, membership interests, units, profits interests, ownership interests, equity interests, registered share capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

“Shareholder”	means a holder of any Shares who is a party to or bound by this Agreement, so long as such Person shall beneficially own any Shares.
“Shares”	means the Ordinary Shares, the Series A Shares and any other shares in the share capital of the Company.
“Subsidiary”	means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by the Company, including those hereafter formed or acquired, and, for the avoidance of doubt, the Subsidiaries shall include any variable interest entity over which the Company or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with the Company in accordance with generally accepted accounting principles applicable to the Company and any Subsidiaries of such variable interest entity.
“Territory”	shall have the meaning set forth in the License Agreement.
“Trade Sale”
means, with respect to any Person that is a legal entity, (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of such Person, (ii) an exclusive licensing of all or substantially all of the intellectual property of such Person to any third party, (iii) any transaction (or a series of related transactions) in which a majority of such Person’s voting power is transferred (whether by share transfer or share issuances) to any Person or a group of Persons acting together or jointly, or (iv) a merger, consolidation, business combination, reorganization or other similar transaction (whether in one or a series of transactions) with or into any Person or group of Persons, or sale of voting control of such (whether by share transfer or share issuances), in which the existing members or shareholders of such Person, as of immediately prior to such transaction (or a series of related transactions), do not collectively and in the same proportion in respect of each other retain a majority of the voting power in the surviving company.

“Transaction Documents”	means this Agreement, the Memorandum and Articles, the Share Purchase Agreement, the License Agreement, the Indemnification Agreements, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.
“U.S.”	means the United States of America.
“US$”	means the lawful currency of the United States of America.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Definition	Section
ABAC Laws	8.14
ADCT	Preamble
ADCT Director / ADCT Directors	1.2(b)
Additional Number	3.4(b)
Agents	8.14
Agreement	Preamble
Anti-Corruption and Sanctions Program	8.17
Anti-Money Laundering Laws	8.16
Board	1.2
[**]	8.7
[**]	8.28(b)
CEO	1.2(c)
CEO Director	1.2(c)
CFC	8.1
Code	8.1
Company	Preamble
Company FMV	9.3(b)
Company Funding Need	8.26
Company Guarantee	9.5
Competitor	4.2
Competing Business	8.7
Compliance Officer	8.18
Confidential Information	6.1
Co-Sale Holder	4.4(a)
Co-Sale Right	4.4(a)
Co-Sale Shares	4.4(a)
Deerfield	4.6
Determination Period	8.28(b)
Director	1.2
ESOP	8.8
Evaluation and Negotiation Period	8.28(b)
Exchange Act	2.2(i)
Exercise Period	4.3(a)
Facility Agreement	4.6
FCPA	8.14
First Participation Notice	3.4(a)
First Participation Period	3.4(a)
Form F-3	2.2(e)
GILTI	8.1
HK Company	Preamble

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Holder	2.2(d)
ICC	11.13(a)
Information	11.14
Information Rights	1.1(a)
Initiating Holders	2.3(b)
Inspection Rights	1.1(b)
Investor / Investors	Preamble
Investor Directors	1.2(b)
IPO Notice	8.24
Latest Exchange Date	8.24(a)
Material Default	9.1(a)(i)
New Securities	3.3
Non-Selling Investor	4.3
Offered Shares	4.3
Option Exercise Notice	8.24(a)
Ordinary Share FMV	8.24(a)
Overland	Preamble
Overland Director / Overland Directors	1.2(a)
Overland Exit Price	9.3(b)
Overland IPO	8.24
Overland IPO Entity	8.24
Overland IPO Initiation Date	8.24
Overland IPO Securities	8.24(a)
Overland Restricted Persons	8.7
Oversubscription Participants	3.4(b)
Participation Rights Holder	3.1
Party / Parties	Preamble
Permitted Transferee	4.6
PFIC	8.2
Pro Rata Share	3.2
register / registered / registration	2.2(a)
Registrable Securities	2.2(b)
Registrable Securities Then Outstanding	2.2(c)
Registration Expenses	2.2(g)
Related Party Litigation	7.4(n)
Request Notice	2.3(a)
Right of Participation	3.1
ROFR Closing Period	4.3(b)
Sanction Laws	8.16
SEC	2.2(f)
Second Participation Notice	3.4(b)

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

Second Participation Period	3.4(b)
Securities Act	2.2(a)
Selling Expenses	2.2(h)
Selling Shareholder	4.3
Series A Shares	Recitals
Share Purchase Agreement	Recitals
Subpart F Income	8.1
Termination Event	9.1
Termination Event Notice	9.2
Transfer	4.1
Transfer Notice	4.3
UK Bribery Act	8.14
Unrelated Directors	7.5
Valid Claim	7.5
Valuer	8.24(b)
Violation	2.9(a)
Violation Notice	8.21

Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.

EXHIBIT D

Hiring Plan
[Exhibit D has been omitted pursuant to Item 601(a)(5) of Regulation S-K. ADC Therapeutics SA undertakes to provide a copy of the omitted exhibit to the Securities and Exchange Commission or its staff upon request.]

D-1
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EXHIBIT E

Valuer
1.    Each Valuer shall be a valuation expert working for an independent firm of internationally recognised chartered accountants, valuers and/or financial advisers in Hong Kong, as may be appointed by Overland or ADCT by no later than 15 days after the date of service of an Option Exercise Notice or Termination Event Notice (as applicable).
2.    Each Valuer shall (if practicable) have not less than 10 years of experience and expertise in valuing companies (including joint venture companies) operating in the same (or similar) business sectors and geographic areas as the Group Companies.
3.    The Shareholders shall procure that the Company, and the Company shall, promptly provide to each Valuer all information and assistance (including assistance from its employees) which each Valuer reasonably requires to make his/her/its determination of the Ordinary Share FMV or Company FMV (as applicable).
Nothing in this Exhibit E entitles the Shareholders or the Valuers to any information or document which, in the reasonable opinion of the Board, is restricted from disclosure due to applicable legal and regulatory requirements.
4.    Each Valuer shall be engaged to act on the following basis:
(a)    the Valuer shall act as expert and not as arbitrator;
(b)    the Valuer is entitled (to the extent he/she/it considers appropriate) to base his/her/its determination on the information provided under paragraph 3 above and on the accounting and other records of the Group Companies and other available information;
(c)    the Valuer shall be instructed to deliver his/her/its determination of the Ordinary Share FMV or Company FMV (as applicable) as soon as reasonably practicable and in any event within 90 days after the date of service of an Option Exercise Notice or Termination Event Notice (as applicable);
(d)    the Ordinary Share FMV or Company FMV (as applicable) shall not be subject to any minority discount and shall be determined based on the assumption that the License Agreement will remain valid and will not be terminated.
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(e)    the valuation date shall be as at the date of the Option Exercise Notice or Termination Event Notice (as applicable);
(f)    the determination of the Valuer will (in the absence of fraud or manifest error) be final; and
(g)    the costs of determination, including fees and expenses of the Valuer (but excluding the Parties' own costs, which shall be borne by the Party incurring those costs), shall be borne by the appointing Investor. In the event that a third valuer is engaged pursuant to Section 8.24(b) or 9.3(f), the costs of determination, including fees and expenses of the third valuer (but excluding the Parties' own costs, which shall be borne by the Party incurring those costs), shall be borne equally by Overland and ADCT.

E-2
Certain confidential information contained in this document, marked by [**], has been omitted because ADC Therapeutics SA has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA if publicly disclosed.